As filed with the Securities and Exchange Commission on January 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cardio Diagnostics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0925574
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 W. Superior Street, Suite 444
Chicago, IL 60654
Telephone: (855) 226-9991

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Meeshanthini V. Dogan, Ph.D.
Chief Executive Officer
Cardio Diagnostics Holdings, Inc.

311 W. Superior Street, Suite 444
Chicago, IL 60654
Telephone: (855) 226-9991

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

P. Rupert Russell, Esq.
Shartsis Friese LLP
425 Market Street, 11th Floor
San Francisco, CA 94105
(415) 421-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	A base prospectus which covers the offering, issuance and sale by us of up to $17.0 million in the aggregate of the securities identified below from time to time in one or more offerings; and

●	A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $17.0 million of our common stock that may be issued and sold under a sales agreement with Craig-Hallum Capital Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $17,106,491, which was calculated based on 20,540,409 shares of common stock outstanding as of January 25, 2024, of which 3,832,134 shares were held by affiliates, and a price of $3.06 per share, which was the closing price of our common stock on Nasdaq on January 2, 2024. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

The $17.0 million in aggregate amount of common stock that may be offered, issued and sold under the sales agreement prospectus is the full amount of securities that may be offered, issued and sold by us under the base prospectus, but if no shares are sold under the sales agreement, the full $17.0 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2024

PRELIMINARY PROSPECTUS

Cardio Diagnostics Holdings, Inc.

Up to $17,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

_________________

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants to purchase shares of common stock, units, subscription rights or any combination thereof (the “Securities”) up to an aggregate initial offering price of up to $17.0 million in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms that will be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement. We will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and any prospectus supplement.

Our common stock and our public warrants are listed on the Nasdaq Capital Market, under the symbols “CDIO” and “CDIOW,” respectively. On January 25, 2024, the closing price of our common stock and public warrants was $2.04 and $0.1684, respectively.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

_________________

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” as noted on page 6 of this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [·], 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $17.0 million.

This prospectus provides you with a general description of our securities. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may offer and sell securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. See “Cautionary Note Regarding Forward-Looking Statements.”

Prospective investors should be aware that the ownership and disposition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date of such document and any information incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

·	“Cardio,” the “Company,” “we,” “us” and “our” refer to Cardio Diagnostics Holdings, Inc., either alone or together with our wholly-owned subsidiary, as the context requires;
·	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
·	“Securities Act” refers to the Securities Act of 1933, as amended;
·	“FINRA” refers to the Financial Industry Regulatory Authority;
·	“Nasdaq” refers to the Nasdaq Capital Market; and
·	“SEC” or “Commission” refers to the United States Securities and Exchange Commission.

 This prospectus and any applicable prospectus supplement include references to trade names and trademarks of other companies, which trade names and trademarks are the property of their respective owners.

Market data and certain industry forecasts included in this prospectus, including any prospectus supplement or any document incorporated by reference herein or therein, are derived from recognized industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Although we believe that these independent sources are generally reliable, the accuracy and completeness of the information from such sources is not guaranteed and has not been independently verified by us, and we do not make any representation as to the accuracy of such information.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

·	discuss future expectations;
·	contain projections of future results of operations or financial condition; or;
·	state other “forward-looking” information.

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that the Company faces. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that the Company faces, can be found under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent filings under the Exchange Act, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2023, which the Company expects to file on or about April 1, 2024, and, if applicable, in any accompany prospectus supplement. The below summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in the Company’s most current Annual Report, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompany prospectus supplement filed relating to a specific offering or sale, as part of your evaluation of an investment in the Company’s Securities. Important factors that could cause such differences include, among other things, the following:

·	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;
·	our limited operating history makes it difficult to evaluate our business and prospects;
·	the success, cost and timing of our product development and commercialization activities, including the degree to which Epi+Gen CHD™ and PrecisionCHD™, our currently-available tests, are accepted and adopted by patients, healthcare professionals and other participants in other key channels may not meet our current expectations;
·	changes in applicable laws or regulations could negatively our current business plans;
·	we may be unable to obtain and maintain regulatory clearance or approval for our tests, and any related restrictions and limitations of any cleared or approved product could negatively impact our financial condition;
·	the pricing of our products and services and reimbursement for medical tests conducted using our products and services may not be sufficient to achieve our financial goals;
·	we may be unable to successfully compete with other companies currently marketing or engaged in the development of products and services that could serve the same or similar functions as our products and services;
·	the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others may not meet our current expectations;
·	we may be unable to maintain our existing or future licenses, or manufacturing, supply and distribution agreements;
·	we may be unable to identify, in-license or acquire additional technology needed to develop new products or services;
·	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing may not be accurate;
·	we may be unable to raise needed financing in the future on acceptable terms, if at all;
·	we may be unable to maintain our listing on The Nasdaq Stock Market;
·	the ongoing or future impact from the coronavirus disease or other global health crises could cause significant economic and social disruption, and such impact on our business is uncertain; and
·	there are other risks and uncertainties indicated in this prospectus or included in any prospectus supplement, including those under the section entitled “Risk Factors” that will be included in any prospectus supplement, and other filings that have been made or will be made with the SEC by us that could materially alter our current expectations.

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These forward-looking statements are based on information available as of the date of this prospectus, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The Company believes there is a reasonable basis for its current expectations, views and assumptions, but they are inherently uncertain. The Company may not realize its expectations, and its views and assumptions may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. In evaluating forward-looking statements, investors should specifically consider the following uncertainties and factors, among others (including those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement filed relating to a specific offering or sale), that could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements.

Before you invest in our securities, you should be aware that the occurrence of one or more of the events described in this prospectus and in any prospectus supplement, in the section designated “Risk Factors” and elsewhere, may adversely affect us.

THE COMPANY

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (“CHD”), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating our solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence. We believe that we are the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (i) patients, (ii) clinicians, (iii) hospitals/health systems, (iv) employers and (v) payors.

An estimated 80% of cardiovascular disease (“CVD”) is preventable, yet, it is responsible for one in every four deaths and remains the number one killer in the United States for both men and women. Coronary heart disease is the most common type of CVD and the major cause of heart attacks. The enormous number of unnecessary heart attacks and deaths associated with CHD is attributable to the failure of current primary prevention approaches in clinical practice to effectively detect, reduce and monitor risk for CHD prior to life altering and costly health complications. Several reasons for this failure include (i) the current in-person risk screening approach is incompatible with busy everyday life as demonstrated by the COVID-19 associated decrease in primary care visits for preventive screening; (ii) even if the current risk screening tests are taken, they only identify 44% and 32% of men and women at high risk, respectively; and (iii) the lack of patient care plan personalization. A highly accessible, personalized and precise solution for CHD prevention is not currently available.

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Due to the ongoing threat from the COVID-19 virus and other potential widespread health threats, preventable illnesses such as CHD are expected to spike. Therefore, now more than ever, there is an urgent need for a highly sensitive, scalable, at-home risk screening tool that can help physicians better direct care and allow patients to receive the help they need sooner.

Our first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test targeting CHD events, including heart attacks. In March 2023, we announced the launch of our second product, PrecisionCHD™, an integrated epigenetic-genetic blood test for the early detection of coronary heart disease. The Company earned only $950 and $[xx] in revenue for the years ended December 31, 2022 and 2023, respectively, all of which was generated through a telemedicine platform. Rather than expend our resources actively pursuing the telemedicine sales channel, in mid- to late 2022, we started focusing our efforts more heavily on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, we believe that they provide far greater revenue potential for our existing and future tests.

We believe that our Epi+Gen CHD™ and PrecisionCHD™ tests are categorized as laboratory-developed tests, or “LDTs.” Under current Food & Drug Administration (“FDA”) policy, an LDT does not require premarket authorization or other FDA clearance or approval. As such, we believe that the Epi+Gen CHD™ and PrecisionCHD™ tests do not require FDA premarket evaluation of our performance claims or marketing authorization, and such premarket review and authorization has not been obtained. However, in September 2023, the FDA announced a proposed rule aimed at helping to ensure the safety and effectiveness of LDTs. The proposed regulation would alter the FDA’s historical position by classifying LDTs as medical devices, which would likely require us to adhere to a more stringent regulatory framework, including pre-market clearance or approval requirements, quality system regulations, and post-market surveillance obligations. If this regulations is finalized and implemented, the regulatory burden on our Company will be substantial, both in terms of cost, diversion of Company resources and time to market. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of our knowledge, no epigenetic-based clinical test for cardiovascular disease has, to date, been cleared or approved by the FDA.

As a company in the early stages of its development, the Company continuously reevaluates its business, the market in which it operates and potential new opportunities. The Company may seek other alternatives within the healthcare field in order to grow its business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 10-K for the year ended December 31, 2022 and, once filed on or about March 31, 2024, our Annual Report on Form 10-K for the year ended December 31, 2023, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, and our current reports on Form 8-K, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Incorporation of Certain Information by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Recent Developments

In January 2024, the American Medical Association granted and assigned dedicated Current Procedural Terminology (“CPT”®) Proprietary Laboratory Analysis (“PLA”) codes, 0439U and 0440U, for our currently-available tests, Epi+Gen CHD™ and PrecisionCHD™, respectively. Both CPT PLA codes will be effective on April 1, 2024. Receipt of these new CPT PLA codes is a significant step toward payer billing and payment, which we believe will facilitate broader adoption of our tests.

In January 2024, India’s Patent Office granted a patent to the University of Iowa Research Foundation (“UIRF”). The patent, which was co-invented by our founders, Meeshanthini Dogan, Ph.D. and Robert Philibert, M.D. Ph.D., is exclusively licensed to Cardio by the UIRF.

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Corporate Information

Mana Capital Acquisition Corp. was formed on May 19, 2021 under the laws of the State of Delaware as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Cardio Diagnostics, Inc. (“Legacy Cardio”) was formed in January 2017 as an Iowa limited liability company (Cardio Diagnostics, LLC) and was subsequently incorporated as a Delaware C-Corp (Cardio Diagnostics, Inc.) on September 6, 2019. Upon completion of the business combination between Mana Capital and Legacy Cardio on October 25, 2022, we changed our name to Cardio Diagnostics Holdings, Inc.

Our corporate headquarters is located at 311 W. Superior Street, Suite 444, Chicago IL 60642. Our telephone number is (855) 226-9991 and our website address is cardiodiagnosticsinc.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this registration statement.

Emerging Growth Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the any applicable prospectus supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, or our current reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the Securities covered by this Prospectus for general corporate purposes, which may include working capital, capital expenditures, sales and marketing expenditures and research and development. Due to the nature of our business and the current stage of our development, we had negative operating cash flow for our most recent interim financial period and financial year. To the extent we have negative cash flows in future periods, we may use a portion of our general working capital to fund such negative cash flow.

More detailed information regarding the use of proceeds from the sale of securities will be described in any applicable prospectus supplement. Pending any such uses, we may temporarily invest the net proceeds in short-term investments.

We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” in our Annual Report on Form , which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, shares of common stock, shares of preferred stock, warrants, units and/or subscription rights. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a prospectus supplement that will describe the specific amounts, prices or pricing method and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

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A prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

See “Description of Capital Stock” and “Description of Other Securities that May Be Offered Under this Prospectus” as well as any applicable prospectus supplement for more information about the securities that may offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our certificate of incorporation, as amended and restated and currently in effect (our “certificate of incorporation”), bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our certificate of incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law.

Authorized and Outstanding Stock

The certificate of incorporation authorizes the issuance of 400,000,000 shares, of which 300,000,000 shares are shares of common stock, par value $0.00001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.00001 per share. As of January 25, 2024, we had outstanding 20,540,409 shares of common stock and no outstanding shares of preferred stock.

Common Stock

We may offer shares of common stock from time to time in one or more offerings. The terms of our common stock are as follows:

Voting Rights

Each holder of our common stock is entitled to cast one vote per share. Holders of common stock are not entitled to cumulative voting rights. Except as otherwise required by law or The Nasdaq Stock Market rules (or such other national stock exchange on which are common stock may then by listed), matters to be voted on by stockholders must be approved by the vote of a majority of the votes cast with respect to the matter. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or the voting rights granted to the holders of any preferred stock we may subsequently issue, the holders of outstanding shares of common stock and preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by our stockholders.

Dividend Rights

Each holder of our common stock is entitled to the payment of dividends and other distributions (based on the number of shares of common stock held) as may be declared by our Board of Directors out of our assets or funds legally available for dividends and other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Liquidation, Dissolution and Winding Up

If we are involved in a voluntary or involuntary liquidation, dissolution or winding up of our affairs or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of our preferred stock, if any, then outstanding.

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Other Matters

Holders of shares of our common stock do not have subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined, in an uncontested election, by a majority of the votes cast by the stockholders entitled to vote on the election and, in a contested election, by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive an amount of our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We may offer shares of our preferred stock from time to time in one or more offerings. Our certificate of incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, par value $0.00001 per share. Our Board is authorized, subject to limitations prescribed by Delaware law and the certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of common stock, which could have a negative impact on the market price of such common stock. We have no current plan to issue any shares of preferred stock, but we could offer preferred stock under this prospectus in the future.

Public Warrants

Our public warrants are issued under that certain warrant agreement dated November 22, 2021, by and between us and Continental Stock Transfer & Trust Company, as warrant agent. Pursuant to the warrant agreement, each whole public warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. The public warrants will expire on October 25, 2027, which is five years after completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable, and we will not be obligated to issue shares of Common Stock upon exercise of a public warrant, unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant.

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We filed a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants, and such registration statement was declared effective on January 24, 2023. As specified in the warrant agreement, we are obligated to maintain a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed. During any period when we will have failed to maintain an effective registration statement, warrantholders may exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis.

We may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder;
•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption; and
•	if, and only if, the reported last sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied, and we issue a notice of redemption of the public warrants, each warrantholder will be entitled to exercise its public warrants prior to the scheduled redemption date. However, the price of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

If we call the public warrants for redemption, they may be exercised, for cash or on a “cashless basis” in accordance with the warrant agreement, at the option of a holder, at any time after notice of redemption. The notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received in the event the holder has elected to exercise on a cashless basis. If a record holder has not followed the procedures specified in the notice of redemption and has not surrendered his, her or its public warrant before the redemption date, then on and after the redemption date the holder will have no further rights except to receive, upon surrender of the public warrants, the cash redemption price specified of $0.01.

A holder of a public warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the public warrants are convertible), other than in certain circumstances as described in the warrant agreement, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event.

The public warrants have been issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Investors should review a copy of the warrant agreement, which is an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their public warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrantholder.

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Private Warrants and Options

In addition to our public warrants, as of January 25, 2024, we have the following privately-issued warrants and options to purchase common stock:

•	2,500,000 warrants sold to our former sponsor, which are exercisable through October 25, 2027 at $11.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	931,265 warrants, exercisable at $3.90 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization, which were sold in a private placement by Legacy Cardio in 2021 and 2022, having an expiration date five years from the date of issuance;
•	1,173,362 warrants, exercisable at $6.21 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization, which were sold in a private placement by Legacy Cardio in 2022, having an expiration date five years from the date of issuance; and
•	2,952,886 options, which expire at various times between May 6, 2032 and June 23, 2033 and are exercisable at prices ranging from $1.26 to $3.90 per share.

Listing of Securities

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “CDIO” and “CDIOW,” respectively.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our public warrants is Continental Stock Transfer & Trust Company, 1 State Street Plaza, New York, New York 10004.

DESCRIPTION OF OTHER SECURITIES THAT MAY BE OFFERED UNDER THIS PROSPECTUS

Warrants

We may issue other warrants in the future for the purchase of common stock, preferred stock or units. Warrants may be issued independently or together with common stock, preferred stock or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

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Warrants will be issued in registered form only. Each warrant will entitle the holder thereof to purchase such number of shares of common stock, preferred stock or units at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or units, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.

Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, warrants, units of other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each stockholder;

•	the amount of common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

•	a description of the terms of any unit agreement governing the units (if any);

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

OTHER INFORMATION RELEVANT TO OUR SECURITIES HOLDERS

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive Forum for Certain Lawsuits

Our certificate of incorporation requires that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations; Conduct of Meetings

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of our common stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain U.S. federal income tax consequences of the ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences containing early redemption provisions or other special items.

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PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale or (vii) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, in at the market offerings, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

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We may also sell shares of our Class A common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on The Nasdaq Stock Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Stock Market in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

16

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Shartsis Friese LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in any applicable prospectus supplement.

 EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Prager Metis CPA’s LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the securities offered by this prospectus, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above.

We also maintain an Internet website at www.cardiodiagnosticsinc.com. Through our website, we make or will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Cardio Diagnostics Holdings, Inc.
311 W. Superior Street, Suite 444
Chicago, IL 60654
Phone: (855) 226-9991

17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;
•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;
•	Current reports on Form 8-K filed on March 13, 2023 and subsequently amended on June 5, 2023 and September 14, 2023, May 30, 2023, June 22, 2023, September 25, 2023, November 22, 2023, December 6, 2023, December 19, 2023 and January 4, 2024;
•	Definitive Proxy Statement for our 2023 Annual Meeting of Stockholders, filed on October 27, 2023 and amended on November 22, 2023;
•	The description of the Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed on March 31, 2023.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at:

Cardio Diagnostics Holdings, Inc.

Attention: Corporate Secretary

311 W. Superior Street, Suite 444
Chicago, IL 60654
Phone: (855) 226-9991

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

18

Cardio Diagnostics Holdings, Inc.

Up to $17,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

PROSPECTUS

The date of this prospectus is             , 2024

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

Cardio Diagnostics Holdings, Inc.

Up to $17,000,000

Common Stock

_________________

We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”), relating to the sale of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.00001 par value, having an aggregate offering price of up to $17.0 million from time to time through or to the Sales Agent, acting as our agent or as principal.

Our shares of common stock and public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CDIO” and “CDIOW,” respectively. On January 25, 2024, the closing sale price per share of our common stock and public warrants was $2.04 and $0.1684, respectively.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, in ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other trading market where common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and the Sales Agent agree on any method of distribution other than sales of shares of common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our common stock under the Sales Agreement will be an amount equal to 2.5% of the gross proceeds of any sale of shares of our common stock under the Sales Agreement. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Sales Agent.

In connection with the sale of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $17,106,491, which was calculated based on 20,540,409 shares of common stock outstanding as of January 25, 2024, of which 3,832,134 shares were held by affiliates, and a price of $3.06 per share, which was the closing price of our common stock on Nasdaq on January 2, 2024. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is [•], 2024.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Company,” “Cardio,” “Cardio Diagnostics Holdings, Inc.,” “we,” “us,” “our,” and “ours” refer to Cardio Diagnostics Holdings, Inc. and its wholly-owned subsidiary, unless otherwise indicated or the context otherwise requires.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or;
•	state other “forward-looking” information.

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that the Company faces. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that the Company faces, can be found under the heading “Risk Factors” and elsewhere in this prospectus supplement, the prospectus and documents that are incorporated by reference into the prospectus. including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. The below summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” herein and elsewhere in subsequently filed documents that are incorporated by reference into the prospectus and, if applicable, in any accompany prospectus supplement filed relating to a specific offering or sale, as part of your evaluation of an investment in the Company’s Securities. Important factors that could cause such differences include, among other things, the following:

•	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;
•	our limited operating history makes it difficult to evaluate our business and prospects;
•	the success, cost and timing of our product development and commercialization activities, including the degree to which Epi+Gen CHD™ and PrecisionCHD™, our currently-available tests, are accepted and adopted by patients, healthcare professionals and other participants in other key channels may not meet our current expectations;
•	changes in applicable laws or regulations could negatively our current business plans;
•	we may be unable to obtain and maintain regulatory clearance or approval for our tests, and any related restrictions and limitations of any cleared or approved product could negatively impact our financial condition;
•	the pricing of our products and services and reimbursement for medical tests conducted using our products and services may not be sufficient to achieve our financial goals;
•	we may be unable to successfully compete with other companies currently marketing or engaged in the development of products and services that could serve the same or similar functions as our products and services;
•	the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others may not meet our current expectations;
•	we may be unable to maintain our existing or future licenses, or manufacturing, supply and distribution agreements;
•	we may be unable to identify, in-license or acquire additional technology needed to develop new products or services;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing may not be accurate;
•	we may be unable to raise needed financing in the future on acceptable terms, if at all;
•	we may be unable to maintain our listing on The Nasdaq Stock Market;
•	the ongoing or future impact from the coronavirus disease or other global health crises could cause significant economic and social disruption, and such impact on our business is uncertain; and
•	there are other risks and uncertainties indicated in this prospectus or included in any prospectus supplement, including those under the section entitled “Risk Factors” that will be included in any prospectus supplement, and other filings that have been made or will be made with the SEC by us that could materially alter our current expectations.

These forward-looking statements are based on information available as of the date of this prospectus, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. While the Company believes there is a reasonable basis for its current expectations, views and assumptions, they are inherently uncertain. The Company may not realize its expectations, and its views and assumptions may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. In evaluating forward-looking statements, investors should specifically consider the following uncertainties and factors, among others (including those set forth under the heading “Risk Factors” herein and in documents incorporated by reference into the prospectus), that could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements.

Before you invest in our securities, you should be aware that the occurrence of one or more of the events described in this prospectus supplement, in the section designated “Risk Factors” and elsewhere, may adversely affect us.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. Before making an investment decision, you should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, please read the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Company Overview

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (“CHD”), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating our solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence. We believe that we are the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (i) patients, (ii) clinicians, (iii) hospitals/health systems, (iv) employers and (v) payors.

An estimated 80% of cardiovascular disease (“CVD”) is preventable, yet, it is responsible for one in every four deaths and remains the number one killer in the United States for both men and women. Coronary heart disease is the most common type of CVD and the major cause of heart attacks. The enormous number of unnecessary heart attacks and deaths associated with CHD is attributable to the failure of current primary prevention approaches in clinical practice to effectively detect, reduce and monitor risk for CHD prior to life altering and costly health complications. Several reasons for this failure include (i) the current in-person risk screening approach is incompatible with busy everyday life as demonstrated by the COVID-19 associated decrease in primary care visits for preventive screening; (ii) even if the current risk screening tests are taken, they only identify 44% and 32% of men and women at high risk, respectively; and (iii) the lack of patient care plan personalization. A highly accessible, personalized and precise solution for CHD prevention is not currently available.

Due to the ongoing threat from the COVID-19 virus and other potential widespread health threats, preventable illnesses such as CHD are expected to spike. Therefore, now more than ever, there is an urgent need for a highly sensitive, scalable, at-home risk screening tool that can help physicians better direct care and allow patients to receive the help they need sooner.

Our first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test targeting CHD events, including heart attacks. In March 2023, we announced the launch of our second product, PrecisionCHD™, an integrated epigenetic-genetic blood test for the early detection of coronary heart disease. The Company earned only $950 and $901 in revenue for the years ended December 31, 2022 and 2021, respectively, all of which was generated through a telemedicine platform. Rather than expend our resources actively pursuing the telemedicine sales channel, in mid- to late 2022, we started focusing our efforts more heavily on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, we believe that they provide far greater revenue potential for our existing and future tests.

We believe that our Epi+Gen CHD™ and PrecisionCHD™ tests are categorized as laboratory-developed tests, or “LDTs.” Under current Food & Drug Administration (“FDA”) policy, an LDT does not require premarket authorization or other FDA clearance or approval. As such, we believe that the Epi+Gen CHD™ and PrecisionCHD™ tests do not require FDA premarket evaluation of our performance claims or marketing authorization, and such premarket review and authorization has not been obtained. However, in September 2023, the FDA announced a proposed rule aimed at helping to ensure the safety and effectiveness of LDTs. The proposed regulation would alter the FDA’s historical position by classifying LDTs as medical devices, which would likely require us to adhere to a more stringent regulatory framework, including pre-market clearance or approval requirements, quality system regulations, and post-market surveillance obligations. If this regulation is finalized and implemented, the regulatory burden on our Company will be substantial, both in terms of cost, diversion of Company resources and time to market. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of our knowledge, no epigenetic-based clinical test for cardiovascular disease has, to date, been cleared or approved by the FDA.

S-3

As a company in the early stages of its development, the Company continuously reevaluates its business, the market in which it operates and potential new opportunities. The Company may seek other alternatives within the healthcare field in order to grow its business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 10-K for the year ended December 31, 2022 and, once filed on or about April 1, 2024, our Annual Report on Form 10-K for the year ended December 31, 2023, as revised or supplemented by our subsequent quarterly reports on Form 10-Q, and our current reports on Form 8-K, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Incorporation of Certain Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Our Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

Recent Developments

In January 2024, the American Medical Association granted and assigned dedicated Current Procedural Terminology (“CPT”®) Proprietary Laboratory Analysis (“PLA”) codes, 0439U and 0440U, for our currently-available tests, Epi+Gen CHD™ and PrecisionCHD™, respectively. Both CPT PLA codes will be effective on April 1, 2024. Receipt of these new CPT PLA codes is a significant step toward payer billing and payment, which we believe will facilitate broader adoption of our tests.

In January 2024, India’s Patent Office granted a patent to the University of Iowa Research Foundation (“UIRF”). The patent, which was co-invented by our founders, Meeshanthini Dogan, Ph.D. and Robert Philibert, M.D. Ph.D., is exclusively licensed to Cardio by the UIRF.

Corporate Information

Mana Capital Acquisition Corp. was formed on May 19, 2021 under the laws of the State of Delaware as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Cardio Diagnostics, Inc. (“Legacy Cardio”) was formed in January 2017 as an Iowa limited liability company (Cardio Diagnostics, LLC) and was subsequently incorporated as a Delaware C-Corp (Cardio Diagnostics, Inc.) on September 6, 2019. Upon completion of the business combination between Mana Capital and Legacy Cardio on October 25, 2022, we changed our name to Cardio Diagnostics Holdings, Inc.

Our corporate headquarters is located at 311 W. Superior Street, Suite 444, Chicago IL 60642. Our telephone number is (855) 226-9991 and our website address is cardiodiagnosticsinc.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this registration statement.

Emerging Growth Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

S-4

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

THE OFFERING

Issuer	Cardio Diagnostics Holdings, Inc.
Common stock offered by us	Shares of our common stock having a maximum aggregate offering price of $17.0 million
Common stock outstanding prior to the offering	20,540,409 shares as of January 25, 2024
Manner of offering	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.
Use of proceeds	We currently intend to use any net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-10 for additional information.
Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, all of which are incorporated by reference herein, and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Market for our common stock and warrants	Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “CDIO” and “CDIOW,” respectively.

Unless otherwise noted, the number of our shares of common stock outstanding is based on 20,540,409 shares of outstanding as of January 25, 2024, and excludes:

•	2,952,886 options, which expire at various times between May 6, 2032 and June 23, 2033 and are exercisable at prices ranging from $1.26 to $3.90 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	5,749,993 shares of our Common Stock issuable upon the exercise of 3,250,000 public warrants and 2,499,993 sponsor warrants, each with an exercise price of $11.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	2,104,627 shares of our common stock issuable upon the exercise of private placement warrants with exercise prices ranging between $3.90 and $6.21 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events; and
•	3368,237 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan.

S-5

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained herein as well as in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023, and for the quarter ended September 30, 2023, filed on November 13, 2023, all of which are incorporated into this prospectus supplement and the accompanying prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and an Investment in Our Common Stock

Cardio has a history of losses and may be unable to achieve or sustain profitability.

We have experienced net losses since its inception. In the years ended December 31, 2022 and 2021 and nine months ended September 30, 2023, we incurred net losses of approximately $4.66 million, $620,000 and $6.99 million, respectively. Cardio acknowledges that its operating expenses and capital expenditures may increase in the foreseeable future as it continues to expand its product offerings, increase its customer base, expand marketing channels, hire additional employees and enhance technology, production and testing capabilities. The efforts to grow may prove more expensive than anticipated, and we may not succeed in increasing our revenues and margins sufficiently to offset the potentially increased expenses. Accordingly, we may not be able to achieve or sustain profitability, and we may incur significant losses for the foreseeable future.

Our latest financial information may not be available at the time of the offering.

The information provided in this prospectus supplement and prospectus, including the documents incorporated by reference, is based on historical financial information available as of our last audited financial statements, and there may be material changes or developments that are not reflected in the most recent financial information.

Our most recently audited financial statements were as of December 31, 2022 and our last quarterly financial information that has been disclosed was with respect to the period ended September 30, 2023. Investors should be aware that as of the date of the offering described in this prospectus supplement, the latest financial statements of the Company for the period ended December 31, 2023, including the full fiscal year ended December 31, 2023, may not yet have been prepared or audited and as a result may not have been made available to investors or disclosed in any securities filing of the Company. Our fiscal year is the calendar year ended December 31, and we typically provide audited financial statements in our annual report on Form 10-K, which is not due for the year ended December 31, 2023 until April 1, 2024. Due to the timing of the at the market offering described in this prospectus supplement, investors consequently may not have the most current financial information for the fiscal year ended December 31, 2023. This absence of current financial information may limit investors’ ability to assess our financial performance, liquidity and overall financial health accurately. Investors should exercise caution and consider this absence of the latest financial information when making any investment decision.

S-6

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by us and/or our directors, officers or stockholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share of common stock in this offering may exceed the net tangible book value per share outstanding prior to this offering. Because the sales of the common stock offered hereby will be made directly into the market, the prices at which we sell these shares will vary, and these variations may be significant. Purchasers of the common stock we sell, as well as holders of our existing shares of common stock, will experience significant dilution if we sell common stock at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed discussion of the dilution you might incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price or prices per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

S-7

It is not possible to predict the number of shares of common stock that will be sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold through the Sales Agent after our delivery of a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Sales Agent in any applicable placement notice and the demand for the shares of common stock. If the market price of our common stock during the sales period declines, we would be able to potentially sell a higher number of shares than the number based on the current market price of our common stock and, in any event, we may choose to sell a lower number of shares than the $17.0 million of our shares set forth on the cover of this prospectus supplement.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Common stock representing a substantial percentage of our outstanding shares may be sold in this offering and such shares will be freely tradable, which could cause the price of the common stock to decline.

A substantial number of shares of common stock may be sold in the public market in this offering, and all of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, may cause the market price of the common stock to decline. This could make it more difficult for you to sell your shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

Our common stock may become the target of a “short squeeze.”

Recently, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

The Company has never declared dividends and may not do so in the future.

Cardio has not declared or paid any cash dividends on its common stock to date. The payment of dividends in the future will be dependent on our earnings and financial condition and on such other factors as our Board considers appropriate. Unless and until Cardio pays dividends, stockholders may not receive a return on their shares. There is no present intention by the Board to pay dividends on our common stock.

S-8

If we are unable to implement and maintain effective internal controls over financial reporting in the future, we may not be able to report financial results accurately or prevent fraud. In that case, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

Maintaining effective internal control over financial reporting is necessary for Cardio to produce reliable financial reports and is important in helping to prevent financial fraud. If we are unable to maintain adequate internal controls, our business and operating results could be harmed.

Pursuant to Section 404(a) of the Sarbanes-Oxley Act and the related rules of the SEC, our management is required to, among other things, assess annually the effectiveness of our internal control over financial reporting and certify that we have established effective disclosure controls and procedures and internal controls over financial reporting for the period covered by the respective report.

Preparing our consolidated financial statements involves a number of complex manual and automated processes that are dependent on individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of our consolidated financial statements. Management’s significant estimates and judgments with respect to financial reporting are discussed and disclosed in the consolidated financial statements included in our Annual Report on Form 10-K for each fiscal year.

The process of designing and implementing effective internal controls and procedures, and expanding our internal accounting capabilities, is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and expend significant resources to establish and maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are complex and require significant documentation, testing and possible remediation to meet the detailed standards. We cannot be certain at this time whether we will be able to successfully complete the continuing implementation of controls and procedures or the certification and attestation requirements of Section 404(a) of Sarbanes-Oxley on a continuous basis.

If a material misstatement occurs in the future, we may fail to meet our future reporting obligations, we may need to restate our financial results, and the price of our common stock may decline. Any failure of our internal controls could also adversely affect the results of the periodic management evaluations and any future annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that may be required when Section 404 of Sarbanes-Oxley becomes fully applicable to us. Effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that shares of our common stock are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

S-9

During 2023, the Company received two deficiency letters from the Nasdaq Listing Qualifications Department notifying the Company that it was out of compliance with the minimum bid requirement and the minimum stockholders equity requirement, respectively. In both instances, the Company was able to regain compliance within the grace period provided by the Nasdaq listing rules. However, there is no assurance that in the future we will not once again fall out of compliance with one or more Nasdaq listing requirements, and we cannot guarantee that we would be able to regain compliance within the time period set forth in the applicable listing rule.

If our securities are delisted from Nasdaq due to failure to satisfy any applicable Nasdaq listing requirement, such delisting would have a material adverse impact on the trading price and ability to transfer our securities.

USE OF PROCEEDS

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $17.0 million from time to time through or to the Sales Agent. The amount of net proceeds from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. Further, because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use any net proceeds from this offering for general corporate purposes, including working capital. Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common stock immediately after you purchase shares in this offering. As of September 30, 2023, our net tangible book value was approximately $2.26 million, or approximately $0.17 per share, based on 13,117,325 shares of our common stock outstanding as of September 30, 2023. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of September 30, 2023.

After giving effect to the sale of our common stock in the assumed aggregate amount of $17.0 million at an assumed offering price of $2.04 per share, which is the last reported sale price of our common shares on the Nasdaq on January 25, 2024 and after deducting estimated offering expenses and commissions payable by us, our net tangible book value as of September 30, 2023 would have been approximately $18.59 million, or $0.87 per share. This would represent an immediate increase in net tangible book value of $0.70 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.17 per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Assumed public offering price per share	$2.04
Net tangible book value per share at September 30, 2023	$0.17
Increase in net tangible book value per share attributable to the offering	$0.70
As adjusted net tangible book value per share after giving effect to the offering	$0.87
Dilution in net tangible book value per share to new investors in this offering	$1.17

Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common stock in this offering will depend on the number and price of shares of our common stock that are sold in this offering.

The number of common shares shown as outstanding in the table above is based on 13,117,325 shares outstanding as of September 30, 2023 and excludes:

•	2,952,886 options which expire at various times between May 6, 2032 and June 23, 2033 and are exercisable at prices ranging from $1.26 to $3.90 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	5,749,993 shares of our Common Stock issuable upon the exercise of 3,250,000 public warrants and 2,499,993 sponsor warrants, each with an exercise price of $11.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization, expiring on October 25, 2027; and
•	2,104,627 shares of our common stock issuable upon the exercise of private placement warrants with exercise prices ranging between $3.90 and $6.21 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events and expiring at various times in 2026 and 2027.

Note that the above dilution information is based on 13,117,325 shares of common stock outstanding at September 30, 2023. We issued an additional 7,423,084 shares of our common stock in the fourth quarter of 2023 upon conversion of then-outstanding convertible debentures and settlement of vested restricted stock units. Assuming solely for purposes of this dilution presentation that we had 20,540,409 shares of common stock outstanding at September 30, 2023, which is the actual shares outstanding total at December 31, 2023 and January 25, 2024, and the net tangible book value per share at September 30, 2023 remained as set forth above, the dilution in net tangible book value per share to new investors in this offering would have been $1.40.

To the extent that outstanding options are exercised or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

PLAN OF DISTRIBUTION

We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”), under which we may issue and sell from time to time up to $17.0 million of our common stock through or to the Sales Agent as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, in ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other trading market where common stock may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods. If we and the Sales Agent agree on any method of distribution other than sales of shares of common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. If agreed between us and the Sales Agent, the Sales Agent may purchase shares of our common stock as principal.

The Sales Agent will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Sales Agent or we may suspend the offering of our common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party. The Sales Agent and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

S-10

The aggregate compensation payable to the Sales Agent as sales agent equals 2.5% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agent up to $55,000 for its legal expenses incurred in connection with this offering, plus an additional $5,000 payable quarterly for ongoing due diligence requirements, plus reimbursement of incidental expenses incurred by the Sales Agent in connection with the offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable under the Sales Agreement, will be approximately $250,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

The Sales Agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

The settlement for sales of common stock between us and the Sales Agent will occur on the second trading day following the date on which the sale was made, or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agent will not engage in any transactions that stabilizes our common stock while the offering pursuant to this prospectus supplement and the accompanying prospectus is ongoing.

The Sales Agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of its business, the Sales Agent may trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “CDIO.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Shartsis Friese LLP, San Francisco, California. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Craig-Hallum Capital Group LLC in connection with this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Prager Metis CPA’s LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-11

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the securities offered by this prospectus, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above.

We also maintain an Internet website at www.cardiodiagnosticsinc.com. Through our website, we make or will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Cardio Diagnostics Holdings, Inc.
311 W. Superior Street, Suite 444
Chicago, IL 60654
Phone: (855) 226-9991

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;
•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;
•	Current reports on Form 8-K filed on March 13, 2023 and subsequently amended on June 5, 2023 and September 14, 2023, May 30, 2023, June 22, 2023, September 25, 2023, November 22, 2023, December 6, 2023, December 19, 2023 and January 4, 2024;
•	Definitive Proxy Statement for our 2023 Annual Meeting of Stockholders, filed on October 27, 2023 and amended on November 22, 2023;
•	The description of the Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed on March 31, 2023.

S-12

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at:

Cardio Diagnostics Holdings, Inc.

Attention: Corporate Secretary

311 W. Superior Street, Suite 444
Chicago, IL 60654
Phone: (855) 226-9991

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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PART II

INFORMATION NOT REQUIRED

PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than sales agent commissions, payable by us in connection with the sale of the securities being registered hereby:

SEC registration fee	$2,510
FINRA filing fee	3,050
Accounting fees and expenses	3,000
Legal fees and expenses	234,940
Miscellaneous (including any applicable listing fees, printing fees, and transfer agent fees and expenses)	6,500
Total	$250,000

Item 15.  Indemnification of Directors and Officers.

Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have or intend to enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16.  Exhibits and Financial Statement Schedules.

The following is a list of exhibits filed as part of the registration statement or are incorporated herein by reference into the registration statement:

Incorporation by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
1.2#‡	At the Market Offering Agreement between the Company and Craig-Hallum Capital Group LLC dated January 26, 2024
3.1	Third Amended and Restated Certificate of Incorporation	8-K	3.1	5/30/23
4.1	Specimen Common Stock Certificate	S-1/A	4.2	11/10/21
4.2*	Form of Certificate of Designations
4.3*	Form of Warrant
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
4.6*	Form of Subscription Rights Agreement
5.1#	Opinion of Shartsis Friese LLP
5.2#	Opinion of Shartsis Friese LLP (relating to the Sales Agreement Prospectus)
23.1#	Consent of Prager Metis CPA’s LLC, independent registered public accounting firm
23.2	Consent of Shartsis Friese LLP (included in Exhibit 5.1)
23.3	Consent of Shartsis Friese LLP (included in Exhibit 5.2)
24.1#	Powers of Attorney (included on Page II-5 of this Registration Statement)
107#	Filing Fee Table

__________

*	If required, to be filed by amendment or under subsequent Current Report on Form 8-K.
#	Filed herewith.
‡	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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5.	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

8.	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 26th day of January, 2024.

Cardio Diagnostics Holdings, Inc.

By:	/s/ Meeshanthini V. Dogan
Meeshanthini V. Dogan
Chief Executive Officer

POWERS OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Meeshanthini V. Dogan and Elisa Luqman, and each one of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in their name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Meeshanthini V. Dogan Meeshanthini V. Dogan	Chief Executive Officer, Director (principal executive officer)	January 26, 2024

/s/ Elisa Luqman Elisa Luqman	Chief Financial Officer (principal financial officer and principal accounting officer)	January 26, 2024

/s/ Warren Hosseinion Warren Hosseinion	Director, Chair	January 26, 2024

/s/ Paul Burton Paul Burton	Director	January 26, 2024

/s/ James Intrater	Director	January 26, 2024
James Intrater

/s/ Stanley K. Lau Stanley K. Lau	Director	January 26, 2024

/s/ Oded Levy Oded Levy	Director	January 26, 2024

/s/ Robert Philibert Robert Philibert	Director	January 26, 2024

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